EXHIBIT 23.1




CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of The Jean Coutu Group (PJC) Inc. (the "Company") on Form S-8 related to the Stock Option Plan for Officers, Employees, Service Providers and Consultants of the Jean Coutu Group (PJC) Inc. of our report dated August 13, 2004 (except for notes 1b), 2a) and 2i) which are dated November 22, 2004), on the Company's consolidated balance sheets as at May 31, 2004 and 2003 and the consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended May 31, 2004, appearing in Amendment No. 3 to the Company's Registration Statement, No. 333-120787, on Form F-10/S-4/F-4. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our Comments by Auditor on Canada-United States of America Reporting Difference dated August 13 2004 (except for notes 1b), 2a) and 2i) which are dated November 22, 2004) appearing in Amendment No. 3 to the Company's Registration Statement, No. 333-120787, on Form F-10/S-4/F-4.


(signed) SAMSON BELAIR/DELOITTE & TOUCHE s.e.n.c.r.l.
Registered Chartered Accountants

January 24, 2005
Montreal, Canada